UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2003

Gen-Probe Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	0-49834	33-0044608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive
San Diego, CA 92121
(Address of Principal Executive Offices)

(858) 410-8000
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On September 5, 2003, Gen-Probe Incorporated (“Gen-Probe”) announced that its Board of Directors approved a two-for-one stock split to be implemented as a 100% stock dividend (the “Stock Dividend”). Each Gen-Probe stockholder of record as of September 16, 2003 will receive one additional share of Common Stock for each share of Common Stock held as of that date. The additional shares of Common Stock will be distributed on or about September 30, 2003 by Gen-Probe’s transfer agent, Mellon Investor Services L.L.C. In addition, the number of shares of Common Stock reserved for issuance or subject to outstanding options granted under Gen-Probe’s employee stock purchase and stock option plans will increase by 100%. Gen-Probe hereby incorporates by reference the contents of the news release announcing the Stock Dividend filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibit:

99.1	News release of Gen-Probe Incorporated dated September 5, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2003	GEN-PROBE INCORPORATED

	By:	/s/ R. William Bowen

R. William Bowen
Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit
Number	Description

99.1	News Release of Gen-Probe Incorporated dated September 5, 2003